SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

September 2, 2005

CRIIMI MAE INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10360	52-1622022
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11200 Rockville Pike

Rockville, Maryland 20852

(Address of principal executive offices, including zip code, of Registrant)

(301) 255-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Writing communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement;

Item 1.02  Termination of a Material Definitive Agreement

On September 2, 2005, CRIIMI MAE Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Stephen M. Abelman, whereby Mr. Abelman’s employment with the Company as its Executive Vice President – Asset Management terminated effective as of September 9, 2005.  On that date, Mr. Abelman’s employment agreement with the Company was superceded except for the indemnification and insurance coverage provisions therein.  Pursuant to the terms of the Separation Agreement, in exchange for (1) Mr. Abelman’s release of all claims against the Company, its subsidiaries, its officers, directors, employees, agents and affiliates, relating generally to his employment or termination of employment with the Company and the performance, management or operation of the Company, and (2) Mr. Abelman’s agreement, among other things, not to solicit certain persons, including employees of the Company or its affiliates, encourage the termination of any relationships with such persons, or interfere with or disrupt certain contractual relationships for a period of 18 months, the Company agreed to pay Mr. Abelman (i) a cash separation bonus of $500,000 payable on September 9, 2005, (ii) his accrued salary and vacation pay through his last day of employment; (iii) his portion of COBRA health care continuation coverage through June 30, 2006, if such coverage is so elected by Mr. Abelman, and (iv) his reasonable attorney’s fees incurred in connection with the termination of his employment.  Mr. Abelman will retain and become immediately vested in 17,650 shares of the Company’s common stock previously awarded to him pursuant to restricted stock award grants.  Mr. Abelman will remain eligible for change in control benefits under his Change in Control Agreement with the Company, dated as of February 1, 2005 (“Change in Control Agreement”).

Under the terms of the Separation Agreement, the Company and Mr. Abelman entered into a Consulting Agreement (the “Consulting Agreement”), commencing on September 10, 2005 and continuing through June 30, 2006, whereby Mr. Abelman will provide certain asset management consulting services to the Company, including but not limited to, all services required to provide oversight of and generally manage any workout of the Shilo Inns loan portfolio, to complete the subleasing of the Company’s remaining excess office space in its Rockville, Maryland facilities and to participate in the Company’s review of its strategic alternatives.  Mr. Abelman agreed to provide such services when requested to by the Company for up to 20 hours per week and the Company agreed to pay Mr. Abelman semi-monthly installments of $15,000 and to reimburse Mr. Abelman for certain expenses.  For each two-month period during the term of the Consulting Agreement, if the total hours worked by Mr. Abelman exceed the product of the number of weeks in that two-month period multiplied by 20, then Mr. Abelman will be compensated at the additional rate of $375 per hour for such excess hours worked.  In the event of a change in control of the Company (as defined in Mr. Abelman’s Change in Control Agreement), all payments for services rendered or to be rendered by Mr. Abelman under the Consulting Agreement shall be immediately due and payable to the extent not already paid to Mr. Abelman.

The Separation Agreement and the Consulting Agreement are attached as Exhibits 10.1 and 10.2,  respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01                                                 Other Events

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Company on September 9, 2005 announcing Mr. Abelman’s termination of employment and the signing of the Consulting Agreement.  The above referenced press release is incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits

(a)                                  Exhibits.                                                   The following exhibits are filed with this report:

Exhibit 10.1                                    Separation Agreement and General Release dated as of September 2, 2005

Exhibit 10.2                                    Consulting Agreement dated as of September 2, 2005

Exhibit 99.1                                    Press Release dated September 9, 2005

SIGNATURE

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIIMI MAE Inc.

Dated: September 9, 2005	By:	/s/Mark A. Libera
Mark A. Libera
Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.		Description

*	10.1	Separation Agreement and General Release
*	10.2	Consulting Agreement
*	99.1	Press Release dated September 9, 2005

*	Filed herewith.